ANNEX I

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

ML CAPITAL GROUP INC.

Convertible Promissory Note
due April 1, 2015

USD$665,000

Dated: April 1, 2014 (the "Issuance Date")

For value received, **Vision Industries Corp.**, a Florida corporation (the "Company"), hereby promises to pay to the order of **JDF Capital Inc.** (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, up to an aggregate of $665,000 (Six Hundred and Sixty-Five Thousand Dollars) (the "**Principal Amount**"), which includes the aggregate principal sum of $600,000 (Six Hundred Thousand Dollars) advanced by the Holder, 10% prepaid interest and $5,000 in legal expenses incurred by the Holder. The Principal Amount outstanding shall be due and payable on the date that is 12 months from the Issuance Date. The due date of any outstanding Principal Amount is referred to herein as the "Maturity Date."

All payments under or pursuant to this Note refer to and shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A.

ARTICLE I

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Security Purchase Agreement dated as of April 1, 2014 (the "Purchase Agreement") by and between the Company and the purchaser listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Notwithstanding the prepaid interest included in the Purchase Amount, the Purchase Amount of this Note shall bear interest at the rate of Eight Percent (8%) per annum, calculated daily in arrears based on a three hundred and sixty (360) day year.

Section 1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day.